Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2022 Results and Provides 2023 Guidance

– Fourth-Quarter Revenue of $1.10 Billion and Full-Year Revenue of $3.98 Billion –

– Fourth-Quarter GAAP Earnings per Share of $3.65 and Non-GAAP Earnings per Share of $2.98 –

– Full-Year GAAP Earnings per Share of $9.48 and Non-GAAP Earnings per Share of $11.12 –

– Provides 2023 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 22, 2023--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2022 and provided guidance for 2023. For the quarter, revenue was $1.10 billion, an increase of 21.5% from $905.1 million in the fourth quarter of 2021.

The addition of a 53rd week at the end of 2022, which is periodically required to align to a December 31st calendar year end, contributed approximately 5.8% to reported fourth-quarter revenue growth. The acquisition of Explora BioLabs in April 2022 contributed 1.8% to consolidated fourth-quarter revenue growth, and the divestitures of the Research Models and Services operations in Japan (RMS Japan) and the CDMO site in Sweden (CDMO Sweden) in October 2021, and the Avian Vaccine business in December 2022, reduced reported revenue growth by 0.5%. The impact of foreign currency translation reduced reported revenue growth by 4.4%. Excluding the effect of these items, organic revenue growth was 18.8%, driven by contributions from all three business segments, primarily the Discovery and Safety Assessment (DSA) business segment.

On a GAAP basis, fourth-quarter net income attributable to common shareholders was $187.4 million, an increase of 36.2% from $137.6 million for the same period in 2021. Fourth-quarter diluted earnings per share on a GAAP basis were $3.65, an increase of 36.7% from $2.67 for the fourth quarter of 2021. The increases in GAAP net income and earnings per share were primarily driven by a gain on the sale of the Avian Vaccine business.

On a non-GAAP basis, net income was $152.9 million for the fourth quarter of 2022, an increase of 19.0% from $128.4 million for the same period in 2021. Fourth-quarter diluted earnings per share on a non-GAAP basis were $2.98, an increase of 19.7% from $2.49 per share for the fourth quarter of 2021. The increases in non-GAAP net income and earnings per share were primarily driven by higher revenue and operating income.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are pleased with the outstanding finish to the year. We exceeded our expectations due primarily to another robust performance in the DSA segment, and quarterly revenue exceeded $1 billion for the first time. We believe our 2022 performance demonstrates the strength of our business – including our leading market position, unique non-clinical focus, and the resilience of our large, diversified client base – as we meet the sustained pace of client demand despite the macroeconomic environment.”

“At Charles River, we are committed to conducting ethical, regulatory-compliant business practices, to being good corporate citizens, and to the humane treatment of the research models under our care. 2023 presents challenges with respect to NHP supply that we will proactively manage; however, our business fundamentals remain solid and we will continue to benefit from the sustainable, long-term growth trends that are inherent in our business. We are focused on continuing to execute our strategy, drive growth and generate greater efficiency, and enhance our position as the scientific partner of choice to accelerate biomedical research and therapeutic innovation,” Mr. Foster concluded.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $196.1 million in the fourth quarter of 2022, an increase of 18.4% from $165.6 million in the fourth quarter of 2021. The Explora BioLabs acquisition and the addition of the 53rd week contributed 10.1% and 4.5%, respectively, to RMS revenue growth in the quarter. The impact of foreign currency translation reduced revenue by 5.2%, and the impact of the RMS Japan divestiture reduced revenue by 1.8%. Organic revenue growth of 10.8% was primarily driven by robust demand for research model services, particularly the Insourcing Solutions (IS) business, as well as higher revenue for small research models in North America and China.

In the fourth quarter of 2022, the RMS segment’s GAAP operating margin decreased to 18.9% from 24.3% in the fourth quarter of 2021, and on a non-GAAP basis, the operating margin decreased to 22.7% from 26.9%. The GAAP and non-GAAP operating margin decreases were driven primarily by the addition of the 53rd week, lower revenue in the Cell Solutions business, and a modest COVID-related impact in China.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $691.7 million in the fourth quarter of 2022, an increase of 29.5% from $534.1 million in the fourth quarter of 2021. The addition of the 53rd week contributed 6.9% to reported DSA revenue growth, and the impact of foreign currency translation reduced revenue by 3.9%. Organic revenue growth of 26.5% was driven principally by broad-based growth in the Safety Assessment business, resulting from higher study volume and meaningful price increases, both on a year-over-year and sequential basis. The Discovery Services revenue growth rate also increased on both a year-over-year and sequential basis.

In the fourth quarter of 2022, the DSA segment’s GAAP operating margin increased to 22.7% from 17.8% in the fourth quarter of 2021, and on a non-GAAP basis, the operating margin increased to 26.3% from 23.1%. The GAAP and non-GAAP operating margin increases were driven primarily by higher revenue in the Safety Assessment business.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $212.1 million in the fourth quarter of 2022, an increase of 3.3% from $205.3 million in the fourth quarter of 2021. The addition of the 53rd week contributed 4.0% to reported Manufacturing revenue growth. The impact of foreign currency translation reduced revenue by 4.8%, and the impact of the CDMO Sweden and Avian Vaccine divestitures reduced revenue by 1.2%. Organic revenue growth of 5.3% was driven primarily by robust demand in the Biologics Testing Solutions and Microbial Solutions businesses, partially offset by a revenue decline in the CDMO business.

In the fourth quarter of 2022, the Manufacturing segment’s GAAP operating margin decreased to 12.6% from 44.6% in the fourth quarter of 2021, and on a non-GAAP basis, the operating margin decreased to 25.3% from 35.7% in the fourth quarter of 2021. The GAAP and non-GAAP operating margins primarily declined as a result of lower revenue in the CDMO businesses. The GAAP operating margin also decreased due to an acquisition-related adjustment in the fourth quarter of 2021 associated with a contingent consideration arrangement.

Full-Year Results

For 2022, revenue increased by 12.3% to $3.98 billion from $3.54 billion in 2021. Organic revenue growth was 13.4%.

On a GAAP basis, net income attributable to common shareholders was $486.2 million in 2022, an increase of 24.4% from $391.0 million in 2021. Diluted earnings per share on a GAAP basis in 2022 were $9.48, an increase of 24.7% from $7.60 in 2021.

On a non-GAAP basis, net income was $570.6 million in 2022, an increase of 7.6% from $530.5 million in 2021. Diluted earnings per share on a non-GAAP basis in 2022 were $11.12, an increase of 7.8% from $10.32 in 2021.

Research Models and Services (RMS)

For 2022, RMS revenue was $739.2 million, an increase of 7.1% from $690.4 million in 2021. Organic revenue growth increased 9.0%.

On a GAAP basis, the RMS segment operating margin decreased to 21.7% in 2022 from 24.2% in 2021. On a non-GAAP basis, the operating margin decreased to 25.2% in 2022 from 27.3% in 2021.

Discovery and Safety Assessment (DSA)

For 2022, DSA revenue was $2.45 billion, an increase of 16.1% from $2.11 billion in 2021. Organic revenue growth was 17.5%.

On a GAAP basis, the DSA segment operating margin increased to 21.8% in 2022 from 19.3% in 2021. On a non-GAAP basis, the operating margin increased to 25.3% in 2022 from 23.7% in 2021.

Manufacturing Solutions (Manufacturing)

For 2022, Manufacturing revenue was $789.6 million, an increase of 6.3% from $742.5 million in 2021. Organic revenue growth was 5.3%.

On a GAAP basis, the Manufacturing segment operating margin decreased to 21.2% in 2022 from 33.2% in 2021. On a non-GAAP basis, the operating margin decreased to 28.8% in 2022 from 34.2% in 2021.

U.S. Department of Justice Investigation into Non-Human Primate Supply Chain

On February 17th, the Company received a subpoena from the U.S. Department of Justice relating to an investigation into the Cambodian non-human primate (NHP) supply chain. The Company has been informed that this investigation relates specifically to several shipments of NHPs received by Charles River from its Cambodian supplier. Charles River intends to fully cooperate with the U.S. government as part of their investigation. Due to ongoing investigations and the heightened focus on the Cambodian NHP supply chain in recent months, Charles River has voluntarily suspended NHP shipments from Cambodia at this time.

2023 Guidance

The Company is providing financial guidance for 2023. The 2023 revenue growth outlook reflects the impact of NHP supply constraints, which is expected to reduce our consolidated revenue growth forecast by approximately 200 to 400 basis points this year. This will pressure the DSA segment’s revenue growth rate in 2023, while the Company expects higher growth in the Manufacturing segment as the actions to improve the performance of its CDMO business gain traction.

Earnings per share in 2023 will be affected by the impact of NHP supply constraints. In addition, a higher tax rate, increased interest expense, and the impact of the divestiture of the Avian Vaccine business will reduce earnings per share by approximately $2.30 to $2.50 on a GAAP basis (including the gain on the sale of the Avian Vaccine business) and by approximately $1.20 to $1.40 on a non-GAAP basis in 2023. This will be partially offset by foreign exchange, which is projected to benefit reported revenue growth by up to 50 basis points and earnings per share by up to $0.25 in 2023 due to the recent weakening of the U.S. dollar.

The Company’s 2023 guidance for revenue growth and earnings per share is as follows:

2023 GUIDANCE
Revenue growth, reported	1.5% – 4.5%
Impact of divestitures/(acquisitions), net	~1.5%
Impact of 53rd week in 2022	~1.5%
Unfavorable/(favorable) impact of foreign exchange	0.0% - (0.5)%
Revenue growth, organic (1)	4.5% – 7.5%
GAAP EPS estimate (2)	$7.40 – $8.60
Acquisition-related amortization	~$2.00
Acquisition and integration-related adjustments (3)	~$0.10
Other items (4)	~$0.20
Non-GAAP EPS estimate	$9.70 – $10.90

Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, the 53rd week in 2022, and foreign currency translation.
(2) GAAP earnings per share does not include third-party legal costs and other costs related to investigations by the U.S. Department of Justice into the Cambodian NHP supply chain because these costs are impractical to estimate at this time. Certain costs related to this investigation are expected to be excluded from non-GAAP results.
(3) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration costs, and certain costs associated with acquisition-related efficiency initiatives.
(4) These items primarily relate to charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure; certain third-party legal costs related to (a) environmental litigation related to the Microbial Solutions business and (b) investigations by the U.S. government into the NHP supply chain applicable to our Safety Assessment business; and severance and other costs related to the Company’s efficiency initiatives.

Webcast

Charles River has scheduled a live webcast on Wednesday, February 22nd, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets, and other charges and adjustments related to our acquisitions and divestitures, including the gain on our sale of our Avian Vaccine business; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our Safety Assessment business related to U.S. government investigations into the NHP supply chain; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, the 53rd week in 2022, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. Department of Justice into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints; earnings per share; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021 and 2022 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives, and the assumptions surrounding the impact of the COVID-19 pandemic that form the basis for our annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: NHP supply constraints and the investigations by the U.S. Department of Justice, including the impact on our projected future financial performance, the timing of the resumption of Cambodia NHP imports, our ability to manage supply impact, and anticipated study delays in our Safety Assessment business attributable to NHP supply constraints; the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by the ongoing conflict between the Russian federation and Ukraine; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 22, 2023, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021

Service revenue	$900,698	$709,819	$3,216,904	$2,755,579
Product revenue	199,145	195,231	759,156	784,581
Total revenue	1,099,843	905,050	3,976,060	3,540,160
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	603,125	468,091	2,143,318	1,837,487
Cost of products sold (excluding amortization of intangible assets)	97,834	89,847	370,091	368,035
Selling, general and administrative	199,640	144,112	665,098	619,919
Amortization of intangible assets	35,434	30,193	146,578	124,857
Operating income	163,810	172,807	650,975	589,862
Other income (expense):
Interest income	343	309	780	652
Interest expense	(34,779)	(11,546)	(59,291)	(73,910)
Other income (expense), net	115,547	2,072	30,523	(35,894)
Income before income taxes	244,921	163,642	622,987	480,710
Provision for income taxes	55,815	23,815	130,379	81,873
Net income	189,106	139,827	492,608	398,837
Less: Net income attributable to noncontrolling interests	1,696	2,249	6,382	7,855
Net income attributable to common shareholders	$187,410	$137,578	$486,226	$390,982

Earnings per common share
Net income attributable to common shareholders:
Basic	$3.68	$2.73	$9.57	$7.77
Diluted	$3.65	$2.67	$9.48	$7.60

Weighted-average number of common shares outstanding;
Basic	50,906	50,471	50,812	50,293
Diluted	51,377	51,555	51,301	51,425

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	December 31, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$233,912	$241,214
Trade receivables and contract assets, net of allowances for credit losses of $11,278 and $7,180, respectively	752,390	642,881
Inventories	255,809	199,146
Prepaid assets	89,341	93,543
Other current assets	107,580	97,311
Total current assets	1,439,032	1,274,095
Property, plant and equipment, net	1,465,655	1,291,068
Venture capital and strategic equity investments	311,602	201,352
Operating lease right-of-use assets, net	391,762	292,941
Goodwill	2,849,903	2,711,881
Intangible assets, net	955,275	1,061,192
Deferred tax assets	41,262	40,226
Other assets	148,279	151,537
Total assets	$7,602,770	$7,024,292

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	205,915	198,130
Accrued compensation	197,078	246,119
Deferred revenue	264,259	219,703
Accrued liabilities	219,758	228,797
Other current liabilities	204,575	140,436
Total current liabilities	1,091,585	1,033,185
Long-term debt, net and finance leases	2,707,531	2,663,564
Operating lease right-of-use liabilities	389,745	252,972
Deferred tax liabilities	215,582	239,720
Other long-term liabilities	174,822	242,859
Total liabilities	4,579,265	4,432,300
Redeemable noncontrolling interest	42,427	53,010
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 50,944 shares issued and outstanding as of December 31, 2022 and 50,480 shares issued and outstanding as of December 25, 2021	509	505
Additional paid-in capital	1,804,940	1,718,304
Retained earnings	1,432,901	980,751
Treasury stock, at cost, zero shares as of December 31, 2022 and December 25, 2021	—	—
Accumulated other comprehensive loss	(262,057)	(164,740)
Total equity attributable to common shareholders	2,976,293	2,534,820
Noncontrolling interests (nonredeemable)	4,785	4,162
Total equity	2,981,078	2,538,982
Total liabilities, redeemable noncontrolling interests and equity	$7,602,770	$7,024,292

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 31, 2022	December 25, 2021
Cash flows relating to operating activities
Net income	$492,608	$398,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	303,870	265,540
Stock-based compensation	73,617	71,474
Loss on debt extinguishment and amortization of other financing costs	4,118	29,964
Deferred income taxes	(35,884)	(24,006)
Loss (gain) on venture capital and strategic equity investments, net	26,775	30,420
Provision for credit losses	6,706	1,657
Gain on divestitures, net	(123,405)	(25,026)
Changes in fair value of contingent consideration arrangements	(3,753)	(34,303)
Other, net	27,542	3,300
Changes in assets and liabilities:
Trade receivables and contract assets, net	(150,570)	(26,633)
Inventories	(78,523)	(25,159)
Accounts payable	(2,652)	44,901
Accrued compensation	(42,164)	44,304
Deferred revenue	57,658	(13,402)
Customer contract deposits	30,457	16,925
Other assets and liabilities, net	33,240	2,006
Net cash provided by operating activities	619,640	760,799
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(283,392)	(1,293,095)
Capital expenditures	(324,733)	(228,772)
Purchases of investments and contributions to venture capital investments	(158,274)	(45,555)
Proceeds from sale of investments	4,549	6,532
Proceeds from divestitures, net	163,275	122,694
Other, net	(9,347)	264
Net cash used in investing activities	(607,922)	(1,437,932)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	2,952,430	6,951,113
Proceeds from exercises of stock options	25,110	45,652
Payments on long-term debt, revolving credit facility, and finance lease obligations	(2,932,636)	(6,242,877)
Purchase of treasury stock	(38,651)	(40,707)
Payment of debt extinguishment and financing costs	—	(38,255)
Payments of contingent consideration	(10,356)	(2,328)
Purchases of additional equity interests, net	(30,533)	—
Other, net	(7,761)	—
Net cash (used in) provided by financing activities	(42,397)	672,598
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	25,579	17,730
Net change in cash, cash equivalents, and restricted cash	(5,100)	13,195
Cash, cash equivalents, and restricted cash, beginning of period	246,314	233,119
Cash, cash equivalents, and restricted cash, end of period	$241,214	$246,314

Supplemental cash flow information:
Cash and cash equivalents	$233,912	$241,214
Restricted cash included in Other current assets	6,192	4,023
Restricted cash included in Other assets	1,110	1,077
Cash, cash equivalents, and restricted cash, end of period	$241,214	$246,314

Cash paid for income taxes	$75,909	$75,441
Cash paid for interest	$100,754	$70,775
Non-cash investing and financing activities:
Purchases of Property, plant and equipment included in Accounts payable and Accrued liabilities	$88,612	$72,043
Assets acquired under finance leases	$8,179	$1,567

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Research Models and Services
Revenue	$196,109	$165,575	$739,175	$690,437
Operating income	37,111	40,188	160,410	166,814
Operating income as a % of revenue	18.9%	24.3%	21.7%	24.2%
Add back:
Amortization related to acquisitions	5,587	4,075	20,364	20,104
Severance	—	—	1,017	7
Acquisition related adjustments (2)	1,740	359	4,220	1,576
Total non-GAAP adjustments to operating income	$7,327	$4,434	$25,601	$21,687
Operating income, excluding non-GAAP adjustments	$44,438	$44,622	$186,011	$188,501
Non-GAAP operating income as a % of revenue	22.7%	26.9%	25.2%	27.3%

Depreciation and amortization	$13,449	$9,673	$49,274	$39,123
Capital expenditures	$10,897	$31,667	$44,136	$61,188

Discovery and Safety Assessment
Revenue	$691,677	$534,136	$2,447,316	$2,107,231
Operating income	156,967	94,967	532,889	406,978
Operating income as a % of revenue	22.7%	17.8%	21.8%	19.3%
Add back:
Amortization related to acquisitions	19,901	19,933	83,154	84,740
Severance	—	(144)	433	1,016
Acquisition related adjustments (2)	3,934	8,016	(1,975)	4,374
Site consolidation costs, impairments and other items (3)	848	844	3,849	2,098
Total non-GAAP adjustments to operating income	$24,683	$28,649	$85,461	$92,228
Operating income, excluding non-GAAP adjustments	$181,650	$123,616	$618,350	$499,206
Non-GAAP operating income as a % of revenue	26.3%	23.1%	25.3%	23.7%

Depreciation and amortization	$44,137	$44,986	$179,465	$177,254
Capital expenditures	$55,655	$40,694	$189,563	$101,477

Manufacturing Solutions
Revenue	$212,057	$205,339	$789,569	$742,492
Operating income	26,734	91,673	167,084	246,390
Operating income as a % of revenue	12.6%	44.6%	21.2%	33.2%
Add back:
Amortization related to acquisitions	10,030	5,390	43,416	23,304
Severance	958	1,278	1,577	3,622
Acquisition related adjustments (2)	10,004	(25,281)	5,813	(20,437)
Site consolidation costs, impairments and other items (3)	5,875	217	9,556	1,331
Total non-GAAP adjustments to operating income	$26,867	$(18,396)	$60,362	$7,820
Operating income, excluding non-GAAP adjustments	$53,601	$73,277	$227,446	$254,210
Non-GAAP operating income as a % of revenue	25.3%	35.7%	28.8%	34.2%

Depreciation and amortization	$19,463	$11,721	$72,950	$46,195
Capital expenditures	$21,688	$24,869	$87,084	$58,877

Unallocated Corporate Overhead	$(57,002)	$(54,021)	$(209,408)	$(230,320)
Add back:
Severance	—	224	1,061	73
Acquisition related adjustments (2)	2,149	1,343	10,508	30,354
Other items (3)	—	39	—	39
Total non-GAAP adjustments to operating expense	$2,149	$1,606	$11,569	$30,466
Unallocated corporate overhead, excluding non-GAAP adjustments	$(54,853)	$(52,415)	$(197,839)	$(199,854)

Total
Revenue	$1,099,843	$905,050	$3,976,060	$3,540,160
Operating income	163,810	172,807	650,975	589,862
Operating income as a % of revenue	14.9%	19.1%	16.4%	16.7%
Add back:
Amortization related to acquisitions	35,518	29,398	146,934	128,148
Severance	958	1,358	4,088	4,718
Acquisition related adjustments (2)	17,827	(15,563)	18,566	15,867
Site consolidation costs, impairments and other items (3)	6,723	1,100	13,405	3,468
Total non-GAAP adjustments to operating income	$61,026	$16,293	$182,993	$152,201
Operating income, excluding non-GAAP adjustments	$224,836	$189,100	$833,968	$742,063
Non-GAAP operating income as a % of revenue	20.4%	20.9%	21.0%	21.0%

Depreciation and amortization	$77,545	$67,241	$303,870	$265,540
Capital expenditures	$89,024	$98,775	$324,733	$228,772

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, fair value adjustments associated with contingent consideration arrangements, and an adjustment related to certain indirect tax liabilities.
(3)	Other items include certain third-party legal costs related to (a) an environmental litigation related to the Microbial business and (b) investigations by the U.S. government into the NHP supply chain applicable to our Safety Assessment business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021

Net income attributable to common shareholders	$187,410	$137,578	$486,226	$390,982
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	61,026	16,293	182,993	152,201
Write-off of deferred financing costs and fees related to debt financing	—	—	—	26,089
Venture capital and strategic equity investment losses, net	6,707	13,142	26,775	30,419
Gain on divestitures (2)	(123,524)	(22,656)	(123,524)	(22,656)
Other (3)	1,080	—	5,285	(2,942)
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (4)	1,024	1,028	4,648	4,809
Enacted tax law changes	(382)	—	(382)	10,036
Tax effect of the remaining non-GAAP adjustments	19,529	(16,936)	(11,399)	(58,404)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$152,870	$128,449	$570,622	$530,534

Weighted average shares outstanding - Basic	50,906	50,471	50,812	50,293
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	471	1,084	489	1,132
Weighted average shares outstanding - Diluted	51,377	51,555	51,301	51,425

Earnings per share attributable to common shareholders:
Basic	$3.68	$2.73	$9.57	$7.77
Diluted	$3.65	$2.67	$9.48	$7.60

Basic, excluding non-GAAP adjustments	$3.00	$2.55	$11.23	$10.55
Diluted, excluding non-GAAP adjustments	$2.98	$2.49	$11.12	$10.32

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Adjustments included in 2022 relate to the gain on sale of our Avian business. Adjustments included in 2021 relate to the preliminary gain on sale of our RMS Japan business as well as a gain on an immaterial divestiture.
(3)	Adjustments included in 2022 primarily relate to a purchase price adjustment in connection with the 2021 divestiture of RMS Japan, a loss on the termination of a Canadian pension plan, and the reversal of an indemnification asset related to a prior acquisition. Adjustment included in 2021 relates to the finalization of an annuity purchase related to the termination of our U.S. pension plan.
(4)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended December 31, 2022	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	21.5%	18.4%	29.5%	3.3%
Decrease due to foreign exchange	4.4%	5.2%	3.9%	4.8%
Contribution from acquisitions (2)	(1.8)%	(10.1)%	—%	—%
Impact of divestitures (3)	0.5%	1.8%	—%	1.2%
Effect of 53rd week in fiscal year 2022	(5.8)%	(4.5)%	(6.9)%	(4.0)%
Non-GAAP revenue growth, organic (4)	18.8%	10.8%	26.5%	5.3%

Twelve Months Ended December 31, 2022	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	12.3%	7.1%	16.1%	6.3%
Decrease due to foreign exchange	3.5%	3.3%	3.3%	4.4%
Contribution from acquisitions (2)	(2.6)%	(6.5)%	(0.1)%	(5.9)%
Impact of divestitures (3)	1.7%	6.2%	—%	1.6%
Effect of 53rd week in fiscal year 2022	(1.5)%	(1.1)%	(1.8)%	(1.1)%
Non-GAAP revenue growth, organic (4)	13.4%	9.0%	17.5%	5.3%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	The Company sold our Avian business on December 20, 2022. The Company sold both our RMS Japan operations and our gene therapy CDMO site in Sweden on October 12, 2021. These adjustments represent the revenue from these businesses for all applicable periods in 2022 and 2021.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, the 53rd week, and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Chief Communications Officer
781.222.6168
amy.cianciaruso@crl.com